   As filed with the Securities and Exchange Commission on September 27, 1996
                                                        Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                         ---------------------------


                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         ---------------------------


                           NCI BUILDING SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                                  76-0127701
    (State or other jurisdiction of                  (I.R.S. Employer
     incorporation or organization)                 Identification No.)


                                 7301 FAIRVIEW
                             HOUSTON, TEXAS  77041
                                 (713) 466-7788
             (Address of registrant's principal executive offices)

                       NCI NONQUALIFIED STOCK OPTION PLAN
                              (Full Title of Plan)

                         ---------------------------

              Johnie Schulte               Copy to:  John K. Sterling, Esq.
  President and Chief Executive Officer              Gardere & Wynne, L.L.P.
       NCI Building Systems, Inc.                         1601 Elm Street
              7301 Fairview                                 Suite 3000
          Houston, Texas  77041                        Dallas, Texas  75201
              (713) 466-7788                              (214) 999-4925

          (Name and address, including zip code, and telephone number, including area code, of registrant's agent for service)

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================
       TITLE OF EACH CLASS                              PROPOSED MAXIMUM           PROPOSED MAXIMUM
       OF SECURITIES TO BE           AMOUNT TO BE      OFFERING PRICE PER         AGGREGATE OFFERING           AMOUNT OF
           REGISTERED               REGISTERED (1)          SHARE (2)                 PRICE (1)(2)        REGISTRATION FEE (2)
- ------------------------------------------------------------------------------------------------------------------------------------
 Common Stock, $.01 par value        500,000 shs.            $31.50                  $14,841,164.00            $5,118.00
====================================================================================================================================


(1) There are also registered hereby such indeterminate number of shares of Common Stock as may become issuable by reason of operation of the anti-dilution provisions of the Plan described herein.

(2)          Calculated pursuant to Rule 457(g), based on the price at which the options may be exercised as to 77,306 shares, for which the exercise price is known to be $25.50, as to 100,000 shares, for which the exercise price is known to be $28.50, as to 20,000 shares, for which the exercise price is known to be $24.25, and as to 302,694 shares, for which the exercise price is not known, at $31.50 per share (the average of the high and low prices for the Common Stock on September 25, 1996, as quoted in the NASDAQ Stock Market).
================================================================================

                                     PART I

               INFORMATION REQUIRED IN THE SECTION 10 PROSPECTUS

ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

     *Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to
     Part I of Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated by reference in this registration statement.

          (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended October 31, 1995.

          (2) The Registrant's Quarterly Report on Form 10-Q for the quarter ended January 31, 1996.

          (3) The Registrant's Quarterly Report on Form 10-Q for the quarter ended April 30, 1996.

          (4) The Registrant's Quarterly Report on Form 10-Q for the quarter ended July 31, 1996.

          (5) The Registrant's Current Report on Form 8-K dated November 13, 1995 and filed with the Commission on November 28, 1995 with respect to the acquisition of the business of Doors & Building Components, Inc.

          (6) The Registrant's Current Report on Form 8-K dated April 1, 1996 and filed with the Commission on April 9, 1996 with respect to the acquisition of the business of Mesco Metal Buildings, a division of Anderson Industries, Inc., amended by Form 8-K/A dated May 31, 1996 and filed with the Commission on May 31, 1996.

          (7) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, as filed with the Securities and Exchange Commission on February 22, 1992, which incorporated by reference the section titled "Description of Capital Stock" contained in the Prospectus filed with the Securities and Exchange Commission on April 7, 1992 as part of the Registrant's registration statement on Form S-1 (Registration No. 33-45612).

     In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. The consolidated financial statements of the Registrant appearing in its latest Annual Report on Form 10-K filed with the Securities and Exchange Commission on January 29, 1996, for the fiscal year ended October 31, 1995, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP, pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of such firm as experts in accounting and auditing.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Gardere & Wynne, L.L.P., 1601 Elm Street, Suite 2600, Dallas, Texas 75201, counsel for the Registrant, has rendered an opinion as to the legality of the securities being registered hereby. John K. Sterling, a partner in Gardere & Wynne, L.L.P., owns 7,000 shares of Common Stock of the Registrant.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of the State of Delaware provides that a Delaware corporation may, under certain circumstances, indemnify its directors and officers against expenses, judgments, fines and settlements actually and reasonably incurred by them in connection with certain civil suits or actions. In addition, Section 145 permits a Delaware corporation to grant its directors and officers additional rights of indemnification through bylaw provisions and otherwise and to purchase indemnity insurance on behalf of its directors and officers.

     Article VI of the Registrant's By-laws requires the Registrant to indemnify its officers and directors and certain other employees and agents against expenses incurred by them in defending or settling any actions or proceedings in which they are made parties because they are or were the Registrant's directors, officers, employees or agents. The Registrant's Restated
Certificate of Incorporation also provides that no director shall be personally liable to the Registrant or its stockholders for any act or omission in such director's capacity as a director.

ITEM 8.  EXHIBITS.

     4.1 Nonqualified Stock Option Plan, as amended and restated February 5, 1992. (1)

     4.2 Amendment No. 1 to the Nonqualified Stock Option Plan, effective March 5, 1992. (2)

     4.3 Amendment No. 2 to the Nonqualified Stock Option Plan, effective March 3, 1993. (3)

     4.4         Form of Option Agreement for employees. (1)

     4.5         Form of Option Agreement for directors. (2)

 *   4.6         Amendment No. 3 to the Nonqualified Stock Option Plan,
                 effective March 6, 1996.

 *   5.1         Opinion of Gardere & Wynne, L.L.P.

 *   23.1        Consent of Ernst & Young LLP.

     23.2        Consent of Gardere & Wynne, L.L.P. (included as part of
                 Exhibit 5.1).

     24 Power of Attorney (set forth on the signature pages of the registration statement).

- ---------------------
(1) Previously filed as an exhibit to the Registrant's Registration Statement on Form S-1 (Registration No. 33-45612) and incorporated herein by reference.

(2) Previously filed as an exhibit to the Registrant's Amendment No. 2 to Registration Statement on Form S-1 (Registration No. 33-45612) and incorporated herein by reference.

(3) Previously filed as an exhibit to the Registrant's Registration Statement on Form S-8 (Registration No. 33-71106) and incorporated herein by reference.

 *   filed herewith

ITEM 9.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

     PROVIDED, HOWEVER, that the undertakings set forth in paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered by them, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 27th day of September, 1996.


                                        NCI BUILDING SYSTEMS, INC.
                                        (Registrant)



                                        By: /s/ JOHNIE SCHULTE
                                           ------------------------------------
                                           Johnie Schulte, President and Chief
                                           Executive Officer

     Each person whose signature appears below hereby constitutes and appoints Johnie Schulte and Robert J. Medlock and each of them (with full power in each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission and the securities regulatory authorities of the several states registration statements, any amendment or post-effective amendments or any and all other documents in connection therewith, in connection with the registration under the Securities Act of 1933, as amended, or the registration or qualification under any applicable state securities laws or regulations, of interests in the Plan and shares of Common Stock issuable pursuant to such Plan, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below in the City of Houston, State of Texas on the 27th day of September, 1996.

Name                                Title
- ----                                -----


/s/ JOHNIE SCHULTE                  President, Chief Executive Officer and
- ---------------------------------   Director
Johnie Schulte                      (a principal executive officer)



/s/ ROBERT J. MEDLOCK               Vice President and Chief Financial Officer
- ---------------------------------   (principal financial officer)
Robert J. Medlock



/s/ T. C. ARNETT                    Director
- ---------------------------------
T. C. Arnett

Name                                Title
- ----                                -----


/s/ WILLIAM D. BREEDLOVE            Director
- ---------------------------------
William D. Breedlove



/s/ GARY L. FORBES                  Director
- ---------------------------------
Gary L. Forbes



/s/ LEONARD F. GEORGE               Director
- ---------------------------------
Leonard F. George



/s/ ROBERT N. McDONALD              Director
- ---------------------------------
Robert N. McDonald



/s/ C. A. RUNDELL, JR.              Director
- ---------------------------------
C. A. Rundell, Jr.



/s/ DANIEL D. ZABCIK                Director
- ---------------------------------
Daniel D. Zabcik

                               INDEX TO EXHIBITS

                                                                 Sequentially
Exhibit                                                            Numbered
Number                     Exhibit                                   Page
- ------                     -------                               -------------
   4.1    Nonqualified Stock Option Plan, as
          amended and restated February 5, 1992 (1)

   4.2    Amendment No. 1 to the Nonqualified Stock
          Option Plan, effective March 5, 1992 (2)

   4.3    Amendment No. 2 to the Nonqualified Stock
          Option Plan, effective March 3, 1993 (3)

   4.4    Form of Option Agreement for employees (1)

   4.5    Form of Option Agreement for directors (2)

*  4.6    Amendment No. 3 to the Nonqualified Stock Option Plan,
          effective March 6, 1996

*  5.1    Opinion of Gardere & Wynne, L.L.P.

*  23.1   Consent of Ernst & Young LLP

   23.2   Consent of Gardere & Wynne, L.L.P.
          (included as part of
          Exhibit 5.1)

   24     Power of Attorney (set forth on
          the signature pages of the
          registration statement)



- ---------------------
(1) Previously filed as an exhibit to the Registrant's Registration Statement on Form S-1 (Registration No. 33-45612) and incorporated herein by reference.

(2) Previously filed as an exhibit to the Registrant's Amendment No. 2 to Registration Statement on Form S-1 (Registration No. 33-45612) and incorporated herein by reference.

(3) Previously filed as an exhibit to the Registrant's Registration Statement on Form S-8 (Registration No. 33-71106) and incorporated herein by reference.

 *       filed herewith